Exhibit 5.1

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

November 22, 2005

Occam Networks, Inc.

77 Robin Hill Road

Santa Barbara, CA 93117

Re: Rights Offering Registration Statement on Form S-1 (File no. 333-125061)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 (333-125061) filed by you with the Securities and Exchange Commission on May 19, 2005, as amended (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of 900,000 shares of Series A-2 convertible preferred stock (“Series A-2 Shares”) and 81,900,000 shares of common stock issuable upon conversion of such Series A-2 Shares (the “Common Shares” and, together with the Series A-2 Shares, the “Shares”), all of which are authorized and none of which are outstanding. The Series A-2 Shares are to be issued upon exercise of subscription rights being distributed by you to your stockholders as of the record date set forth in the Registration Statement and the Common Shares are issuable upon conversion of such Series A-2 Shares. As your legal counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with the issuance of the Shares.

It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the registration of the Shares, including such proceedings to be carried out in accordance with the securities laws of the various states, where required, the Shares, when issued in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/    Wilson Sonsini Goodrich & Rosati, P.C.